Exhibit 99.1

Dayton Superior Receives Interim Court Authorization to Draw on $165 Million DIP Credit Facility

DAYTON, Ohio--(BUSINESS WIRE)--April 22, 2009--Dayton Superior Corporation (NASDAQ: DSUP), the leading North American provider of specialized products for the nonresidential concrete construction market, today announced that the U.S. Bankruptcy Court for the District of Delaware in Wilmington has granted it interim authorization to borrow from the twelve-month $165 million debtor-in-possession (DIP) credit facility provided by GE Capital. The DIP facility authorization will provide immediate liquidity to the Company to help fund operations during the reorganization, subject to customary conditions.

The Court also approved the Company’s other “first day motions,” providing for the continued payment of employee wages and other compensation, reimbursable employee expenses, and medical and other benefits without interruption; the continued payment of supplier invoices on normal terms in the ordinary course of business; the continuation of customer programs; and the continued use of its cash collateral and cash management systems.

“With the Court’s authorization to draw on the new credit facility and otherwise operate as usual, suppliers and customers should feel confident about continuing to do business with Dayton Superior,” said Eric R. Zimmerman, Dayton Superior's President and Chief Executive Officer. “The new credit line, combined with cash from operations, will enable us to maintain the inventories and supplies we need to continue to serve our customers. This authorization represents an important first step in our progress toward a final capital restructuring.”

As previously announced, Dayton Superior filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington on April 19, 2009. Additional information about the filing for creditors and other parties will be available through a link on the Company website, www.daytonsuperior.com.

The Company also announced today that it was notified by The Nasdaq Stock Market on April 20, 2009 that Nasdaq will suspend trading of the Company’s common stock on The Nasdaq Global Market, effective at the opening of business on April 29, 2009 in accordance with Nasdaq Listing Rules 5100, 5110(b), and IM 5100-1. The notification also stated that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Global Market. The Company does not intend to appeal Nasdaq’s decision and anticipates that its common stock will be delisted from The Nasdaq Global Market.

While the Company is in chapter 11, investments in its securities will be highly speculative. Investors should assume that shares of the Company's common stock have little or no value and will likely be cancelled upon consummation of the Company's reorganization. The outcome of the chapter 11 restructuring case is uncertain and subject to substantial risk. There can be no assurance that the Company will be successful in achieving its financial reorganization.

ABOUT DAYTON SUPERIOR CORPORATION

Dayton Superior is the leading North American provider of specialized products consumed in nonresidential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, nonresidential construction market. Our products can be found on construction sites nationwide and are used in nonresidential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation):

  Depressed or fluctuating market conditions for the Company's products and services;
  operating restrictions imposed by the Company's existing debt;
  increased raw material costs and operating expenses;
  the ability to increase manufacturing efficiency, leverage purchasing power and broaden the Company's distribution network;
  the competitive nature of the nonresidential construction industry in general, as well as specific market areas;
  the Company's ability to obtain court approval with respect to its motions in the chapter 11 proceedings;
  the ability of the Company to obtain final approval of and operate pursuant to the terms of the DIP facility;
  the ability of the Company to prosecute, develop and consummate a plan of reorganization with respect to the chapter 11 proceedings;
  risks associated with third-party motions in the chapter 11 proceedings, which may interfere with the Company's ability to develop and consummate a consensual plan of reorganization; and
  the potential adverse effects of the chapter 11 proceedings on the Company's liquidity or results of operations.

This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the chapter 11 proceedings; the ability of the Company to obtain final approval of and operate pursuant to the terms of the DIP facility; the ability of the Company to prosecute, develop and consummate a plan of reorganization with respect to the chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the chapter 11 proceedings and they will not interfere with the Company's ability to develop and consummate a plan of reorganization; the Company will be able to adequately manage any potential adverse effects of the chapter 11 proceedings on the Company's liquidity or results of operations.

CONTACT:
Dayton Superior Corporation
Edward J. Puisis, 937-428-7172
Executive Vice President & CFO
Fax: 937-428-9115